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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of Amendment No. 3 to this Registration Statement on Form S-3 of our report dated January 29, 1999, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data."


PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Phoenix, Arizona

March 9, 1999